UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On June 5, 2017, D.R. Horton, Inc. (the “Company”) issued a press release announcing that it had delivered to the Board of Directors of Forestar Group Inc. (“Forestar”) a proposal (the “Proposal”) whereby the Company would acquire 75% of the currently outstanding shares of Forestar for $16.25 per share in cash (the “Proposed Transaction”). The press release announcing the Proposal and the Proposal are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K (“Current Report”), respectively, and each is incorporated herein by reference.

On June 5, 2017, the Company held a conference call to discuss the Proposal and the Proposed Transaction. A copy of the script used by the spokesmen during the call is attached to this Current Report as Exhibit 99.3 and is incorporated herein by reference. The Company also referenced the presentation set forth in Exhibit 99.4 to this Current Report concerning the Proposed Transaction.

The information in Exhibits 99.1, 99.2, 99.3 and 99.4 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On June 5, 2017, the Company issued a press release announcing that it had delivered to the Board of Directors of Forestar a proposal to acquire 75% of the currently outstanding shares of Forestar for $16.25 per share in cash.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 5, 2017 related to the Proposal and the Proposed Transaction.

99.2	Proposal dated June 5, 2017.

99.3	Script used during the analyst and investor conference call held on June 5, 2017.

99.4	Investor Presentation issued by D.R. Horton, Inc. dated June 5, 2017.

Forward-Looking Statements

Portions of this Current Report may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to the Company on the date this filing was issued. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this Current Report include the Company’s merger proposal to Forestar and all of the terms and statements related to the proposal.

Additional Information

In connection with the possible completion of the Company’s proposed transaction with Forestar, it is expected that the parties would cause the filing with the SEC of a registration statement on Form S-4 that would include a proxy statement/prospectus to be distributed to Forestar stockholders. SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, proxy statement/prospectus and other relevant documents will be available at no cost at the SEC’s website at http://www.sec.gov and on the Company’s website at investor.drhorton.com. Copies may also be obtained at no cost by contacting the Company’s Investor Relations department by telephone at (817) 390-8200 or by email at InvestorRelations@drhorton.com.

The Company and its directors and certain of its executive officers may be deemed to be participants in any solicitation in connection with the proposed transaction with Forestar. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2016. Other information regarding the Company participants in any proxy solicitation in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC. As of the date hereof, the Company participants do not own any securities of Forestar.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017

D.R. Horton, Inc.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated June 5, 2017 related to the Proposal and the Proposed Transaction

99.2	Proposal dated June 5, 2017

99.3	Script used during the analyst and investor conference call held on June 5, 2017

99.4	Investor Presentation issued by D.R. Horton, Inc. dated June 5, 2017